Thom Kidrin
11 Royal Road
Brookline MA 02445

June 5, 2019

Board of Directors
MariMed Inc.
10 Oceana Way
Norwood, Massachusetts 02062

Gentlemen:

You are hereby advised that, effective as of the date of this letter, June 5, 2019, I hereby resign as a director of MariMed Inc. (the "Company"). My resignation is due to a dispute over outstanding matters.

I understand that my resignation will trigger an obligation of the Company to file a Current Report on Form 8-K and that this letter will be included in such filing as an exhibit thereto.

Very truly yours,

Thom Kidrin

Thomas Kidrin